Exhibit T3A-89

GOVERNMENT OF THE DISTRICT OF COLUMBIA DEPARTMENT OF LICENSING AND CONSUMER PROTECTION CORPORATIONS DIVISION C E R T I F I C A T E THIS IS TO CERTIFY that the attached is a true and correct copy of the documents for this entity as shown by the records of this office. VENTUREFORTH HOLDINGS, LLC IN TESTIMONY WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of 3/17/2025 10:56 AM DISTRICT OF COLUMBIA Muriel Bowser Mayor Tracking #: AB9yoHGK Business and Professional Licensing Administration Rebecca Janovich REBECCA JANOVICH Superintendent of Corporations, Corporations Division

Initial File #: L00004592250 GOVERNMENT OF THE DISTRICT OF COLUMBIA DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS CORPORATIONS DIVISION CERTIFICATE THIS IS TO CERTIFY that all applicable provisions of the District of Columbia Business Organizations Code have been complied with and accordingly, this CERTIFICATE OF ORGANIZATION is hereby issued to: VENTUREFORTH HOLDINGS LLC Effective Date: 7/16/2012 IN WITNESS WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of 7/16/2012 3:03 PM Business and Professional Licensing Administration PATRICIA E. GRAYS Superintendent of Corporations Corporations Division Vincent C. Gray Mayor Tracking #: pnUphkfd

(Page 2 of 3) Government of The District of Columbia Bra 29 (Rev 09/02) Billing Voucher Charge To: Ventureforth Holdings LLC Charge For: 1-day Exp Domestic LLC Department of Consumer and Regulatory Affairs Business and Professional License Administration Corporation Division 1100 4th St. SW Washington, D.C. 20024 QTY: Date 7/16/2012 Pay this amount Payable to the D.C. Treasurer $320.00 Total

(Page 3 of 3)

DEPARTMENT OF CONSUMER & REGULATORY AFFAIRS
# District of Columbia Government
## Corporations Division

## Articles of Organization for Domestic Limited Liability Company
Form DLC-1, Version 3, January 2012

**One or more persons acting as the organizers under the provisions of the Title 29 of D.C. Code (Business Organizations Act) adopt the following Articles of Organization:**

1. Company name.

VentureForth Holdings LLC

2. The street address of the initial principal office.

1750 K Street NW, 12th Floor, Washington, DC 20006

3. Registered agent's name and address in the District of Columbia.

Corporation Service Company, 1090 Vermont Avenue, N.W., Washington DC 20005

4. The company will have one or more series that is treated as a separate entity which limits the debts, obligations, and other liabilities to the assets of a particular series as provided in the operating agreement as authorized by § 29-802.06.

☒ No ☐ Yes

**Answer 4A & 4B if answered "Yes"**

4A. The limited liability company has at least one member.

4B. The date on which a person or persons became the company's initial member or members

5. Effective date.

Upon filing.

6. Miscellaneous provisions. (may attach the statement)

JUL 1 6 2012

**If you sign this form you agree that anyone who makes a false statement can be punished by criminal penalties of a fine up to $1000, imprisonment up to 180 days, or both under DCOC § 22-2405.**

| 7. Organizers Name & Address. | 7A. Organizers Signature and Date. |
|---|---|
| Robert D. Benton, 1776 K Street NW, Washington, DC 20006 | [signature] July 13, 2012 |

| Mail all forms and required payment to: | Corporate Online Services Information: |
|---|---|
| Department of Consumer and Regulatory Affairs<br>Corporations Division<br>PO Box 92300<br>Washington, DC 20090<br>Phone: (202) 442-4400 | Many corporate filings are available by using CorpOnline Service. Go to CorpOnline site at https://corp.dcra.dc.gov, create the profile, access the online services main page and proceed. Online filers must pay by using the credit card. |

Please check dcra.dc.gov to view organizations required to register, to search business names, to get step-by-step guidelines to register an organization, to search registered organizations, and to download forms and documents. Just click on "Corporate Registrations."

GOVERNMENT OF THE DISTRICT OF COLUMBIA DEPARTMENT OF LICENSING AND CONSUMER PROTECTION CORPORATIONS DIVISION C E R T I F I C A T E THIS IS TO CERTIFY that the attached is a true and correct copy of the documents for this entity as shown by the records of this office. VENTUREFORTH HOLDINGS, LLC IN TESTIMONY WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of 3/17/2025 10:59 AM Business and Professional Licensing Administration DISTRICT OF COLUMBIA Rebecca janovich REBECCA JANOVICH Superintendent of Corporations, Corporations Division Muriel Bowser Mayor Tracking #: LUFcNQ4h

Initial File #: L00004592250 GOVERNMENT OF THE DISTRICT OF COLUMBIA DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS CORPORATIONS DIVISION C E R T I F I C A T E THIS IS TO CERTIFY that all applicable provisions of the District of Columbia Business Organizations Code have been complied with and accordingly, this CERTIFICATE OF MERGER is hereby issued to: VENTUREFORTH HOLDINGS, LLC Effective Date: 4/19/2022 IN WITNESS WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of 4/19/2022 3:13 PM Business and Professional Licensing Administration JOSEF G. GASIMOV Superintendent of Corporations, Corporations Division Muriel Bowser Mayor Tracking #: E7padRtY

GOVERNMENT OF THE DISTRICT OF COLUMBIA
MURIEL BOWSER, MAYOR

DCRA Corp. Div.

APR 19 2022

File Copy

# District of Columbia Government

## Corporations Division

## Statement / Plan of Merger of Domestic Filing Entity.

**Form GN-7, Ver. 3, April 2018.**

Use this form to merge one or more domestic entities with one or more domestic or foreign entities into a domestic or foreign surviving entity. Merging or surviving entity must be the District of Columbia entity.

| ENTITY TYPE / AUTHORITY | FILING FEE |
|---|---|
| Domestic Filing Entity: § 29–202.05. | Refer to Corporate Fee Schedule posted online: |

**Under the provisions of the Title 29 of D.C. Code (Business Organizations Act), the domestic filing entity listed below hereby applies for a Certificate of Merger and for that purpose submits the statement below.**

1. The name, jurisdiction of organization, and type of each merging entity that is not the surviving entity.
The name of the merging entity is VF Merger Sub, LLC, a Delaware limited liability company.

2. The name, jurisdiction of organization, and type of the surviving entity.
The name of the surviving entity is VentureForth Holdings LLC, a District of Columbia limited liability company.

3. Effective date.
04/18/2022

4. The merger was approved by each domestic merging entity in accordance with D.C. Law and by each foreign merging entity in accordance with the law of its jurisdiction of organization; foreign entity shall submit a copy of the statement of merger or similar document duly approved by the authorized officer of the jurisdiction of formation.

5. If the surviving entity exists before the merger and is a domestic filing entity, any amendment to its public organic document approved as part of the plan of merger as an attachment. (amendment document)

6. If the surviving entity is created by the merger and is a domestic filing entity, its public organic document as an attachment. (formation document)

7. If the surviving entity is a foreign entity that is not a qualified foreign entity, a mailing address to which process may be served.

If you sign this form you agree that anyone who makes a false statement can be punished by criminal penalties of a fine up to $1000, imprisonment up to 180 days, or both, under DCOC § 22-2405:

| | |
|---|---|
| 8. Name of the Governor or Authorized Person.<br>Stafford Broumand; Authorized Person | 8A. Signature of the Governor or Authorized Person. |
| 9. Name of the Governor or Authorized Person. | 9A. Signature of the Governor or Authorized Person. |

**Mail all forms and required payment to:**
Department of Consumer and Regulatory Affairs
Corporations Division
PO Box 92300
Washington, DC 20090
**Phone: (202) 442-4432**

**Corporate Online Services Information:**
Many corporate filings are available by using CorpOnline Service.
Go to CorpOnline site at **https://corponline.dcra.dc.gov**, create the profile, access the online services main page and proceed. Online filers must pay by using the credit card.

State of Delaware Secretary of State Division of Corporations Delivered 04:01 PM (04/18/2022 FILED 04:01 PM 04/18/2022 SR 20221500778 - File Number 6702431 STATE OF DELAWARE CERTIFICATE OF MERGER OF DOMESTIC LIMITED LIABILITY COMPANY INTO A FOREIGN LIMITED LIABILITY COMPANY Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger: FIRST: The name of the surviving limited liability company is VentureForth Holdings LLC, a District of Columbia limited liability company (the “Surviving Entity”), and the name of the limited liability company being merged into the Surviving Entity is VF Merger Sub, LLC, a Delaware limited liability company (the “Merging Entity”). SECOND: An agreement and plan of merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by the Surviving Entity and the Merging Entity in accordance with the requirements of the Delaware Limited Liability Company Act. THIRD: The name of the Surviving Entity is VentureForth Holdings LLC. FOURTH: The merger will be effective upon filing of this Certificate of Merger in the office of the Secretary of State of the State of Delaware. FIFTH: The executed Merger Agreement is on file at 321 Billerica Road, Suite 204, Chelmsford, Massachusetts 01824, the place of business of the Surviving Entity. SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity on request, without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge or consolidate. SEVENTH: The Surviving Entity agrees that it may be served with process in the State of Delaware in any action, suit or proceeding for the enforcement of any obligation of any domestic limited liability company which is to merge or consolidate, irrevocably appointing the Secretary of State as its agent to accept service of process in any such action, suit or proceeding and the address to which a copy of such process shall be mailed to by the Secretary of State is 321 Billerica Road, Suite 204, Chelmsford, Massachusetts 01824. EIGHT: The Limited Liability Company Agreement of the Surviving Entity shall be its Limited Liability Company Agreement. [Signature page follows.]

IN WITNESS WHEREOF, the Surviving Entity has caused this Certificate of Merger to be signed by an authorized person, on the 18th day of April, 2022. SURVIVING ENTITY: VENTUREFORTH HOLDINGS LLC By: Name: Stafford Broumand Title: Authorized Person Signature Page to Certificate of Merger

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES: “VF MERGER SUB, LLC”, A DELAWARE LIMITED LIABILITY COMPANY, WITH AND INTO “VENTUREFORTH HOLDINGS LLC” UNDER THE NAME OF “VENTUREFORTH HOLDINGS LLC”, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DISTRICT OF COLUMBIA, AS RECEIVED AND FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF APRIL, A.D. 2022, AT 4:01 O’CLOCK P.M. Authentication: 203204121 Date: 04-18-22 6741815 8100M SR# 20221500778 You may verify this certificate online at corp.delaware.gov/authver.shtml

DEPARTMENT OF CONSUMER & REGULATORY AFFAIRS

## District of Columbia Government

### Corporations Division

## Expedited Service Action Form

Form EX-1, Version 2, July 2011.

This form is to be used with all filing requests pursuant to DCMR Chapter 17 Title 9. Submit in duplicate original.

| Service Types / Turnarounds | Filing Fees |
| --- | --- |
| One Day Expedited Service (guaranteed date of filing within the same day) | $100 in addition to a regular filing fee |
| Three Day Expedited Service (guaranteed date of filing in three days) | ✓ $50 in addition to a regular filing fee |

1. Customer's Name:

NAME VENTUREFORTH HOLDINGS LLC

2. Customer's Mailing Address:

3. Customer's E-mail: CLS-CTWashingtonDCFulfillment@wolterskluwer.com

4. Customer's Phone Number: 24 HOUR EXPEDITE

5. Document Delivery Preference: (select one)

By-Email ✓ By-Mail ☐ 3 Day Pickup ☐ Date 04/20/2022 Expected DATE

6. Additional Information / Instructions:

# - TYPE OF REPORT

Please find attached
Merger
Amendment

For Office Use Only

7. Corp Staff Name: Ami Pineda

8. Date of Receipt: TODAY'S DATE 04/19/2022

**Mail all forms and required payment to:**
Department of Consumer and Regulatory Affairs
Corporations Division
PO Box 92300
Washington, DC 20090
Phone: (202) 442-4400

Please check dcra.dc.gov to view organizations required to register, to search business names, to get step-by-step guidelines to register an organization, to search registered organizations, and to download forms and documents. Just click on "Corporate Registrations."

Wolters Kluwer

CT Corporation

1015 15th Street NW
Suite 1000
Washington, DC 20005-2606

Phone 202 572 3133
Fax 202 572 9633
Mobile 703 594 6323

April 19, 2022

District of Columbia Office
D.C. Treasurer
1100 4th St SW
Washington DC 20024

Re: Order #: 14279656 SO
Customer Reference 1: None Given
Customer Reference 2: None Given

Dear District of Columbia Office of D.C Treasurer :

Please obtain the following:

VENTUREFORTH HOLDINGS LLC (DC)
Merger (Survivor)
District of Columbia

VENTUREFORTH HOLDINGS LLC (DC)
Amendment
District of Columbia

Please email evidence to: CLS-CTWashingtonDCFulfillment@wolterskluwer.com

Enclosed please find a check for the requisite fees. Please return document(s) to the attention of the undersigned.

If for any reason the enclosed cannot be processed upon receipt, please contact the undersigned immediately at (202) 572-3133 .

Thank you very much for your help.

Sincerely,

Ami Pineda
Fulfillment Assoicate

Page 1 of 1

District of Columbia Government Department of Consumer and Regulatory Affairs Corporation Division 1100 4th Street, SW Washington, DC 20024 Billing Voucher Charge To: VENTUREFORTH HOLDINGS LLC Office Use/Only Fund: /Source Code 1 Day Expedite Services 1 $100.00 6040 Merger For-Profit Domestic Backoffice 1 $220.00 3222 Amendment For-Profit Domestic Backoffice 1 $220.00 3222 n ^/mnmo PAY THIS AMOUNT PAYABLE Date: 4/19/2022 TO THE D.C. TREASURER $540.00 Total Government of the District of Columbia—Office of the Chief Financial Officer Returned Check Fee—$65.00—DCMR § 1-108 All checks returned are subject to electronic representment along with a $65.00 fee.

GOVERNMENT OF THE DISTRICT OF COLUMBIA DEPARTMENT OF LICENSING AND CONSUMER PROTECTION CORPORATIONS DIVISION C E R T I F I C A T E THIS IS TO CERTIFY that the attached is a true and correct copy of the documents for this entity as shown by the records of this office. VENTUREFORTH HOLDINGS, LLC IN TESTIMONY WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of 3/17/2025 10:57 AM Business and Professional Licensing Administration REBECCA JANOVICH Superintendent of Corporations, Corporations Division Muriel Bowser Mayor Tracking #: izZCthea

Initial File #: L00004592250

# GOVERNMENT OF THE DISTRICT OF COLUMBIA

DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS
CORPORATIONS DIVISION

## CERTIFICATE

**THIS IS TO CERTIFY** that all applicable provisions of the District of Columbia Business Organizations Code have been complied with and accordingly, this ***CERTIFICATE OF AMENDMENT*** is hereby issued to:

VENTUREFORTH HOLDINGS, LLC

**Effective Date:** 4/19/2022

**IN WITNESS WHEREOF I** have hereunto set my hand and caused the seal of this office to be affixed as of 4/19/2022 3:14 PM

Business and Professional Licensing Administration

Josef G. Gasimov

JOSEF G. GASIMOV
Superintendent of Corporations,
Corporations Division

Muriel Bowser
Mayor

Tracking #: 8nwoBiXB

DCRA Corp. Div.

APR 19 2022

File Copy

dcra WE ARE WASHINGTON DC GOVERNMENT OF THE DISTRICT OF COLUMBIA MURIEL BOWSER, MAYOR

## District of Columbia Government

### Corporations Division

## Certificate of Amendment for Domestic Limited Liability Company

**Form DLC-2, Ver. 5, April 2018.**

Use this form to amend certificate of organization for a domestic Limited Liability Company in the District of Columbia. Certificate of amendment may not amend registered agent and/or organizer.

| ENTITY TYPE / AUTHORITY | FILING FEE |
|---|---|
| Domestic Limited Liability Company: § 29-802.02. | Refer to Corporate Fee Schedule posted online. |

**Under the provisions of the Title 29 of D.C. Code (Business Organizations Act), the domestic filing entity listed below hereby applies for a Certificate of Amendment and for that purpose submits the statement below.**

1. Name of Limited Liability Company.

VentureForth Holdings LLC

2. The date of filing of its initial certificate of organization.

07/16/2012

3. The text of each amendment adopted. (may attach the statement)

The Articles of Organization of VentureForth Holdings, LLC, are hereby amended and restated in their entirety in the form of the attached statement.

4. Effective Date.

04/18/2022

If you sign this form you agree that anyone who makes a false statement can be punished by criminal penalties of a fine up to $1000, imprisonment up to 180 days, or both, under DCOC § 22-2405;

| 5. Name of the Governor or Authorized Person. | 5A. Signature of the Governor or Authorized Person. |
|---|---|
| David C. Sirolly; Authorized Person | DC Sirolly |

**Mail all forms and required payment to:**
Department of Consumer and Regulatory Affairs
Corporations Division
PO Box 92300
Washington, DC 20090
**Phone: (202) 442-4432**

**Corporate Online Services Information:**
Many corporate filings are available by using CorpOnline Service.
Go to CorpOnline site at **https://corponline.dcra.dc.gov**, create the profile, access the online services main page and proceed. Online filers must pay by using the credit card.

DC050 - 8/16/2018 Wolters Kluwer Online

Execution Version AMENDED AND RESTATED ARTICLES OF ORGANIZATION OF VENTUREFORTH HOLDINGS LLC The Articles of Organization of VentureForth Holdings LLC, a District of Columbia domestic limited liability company (the “Company”) are hereby amended and restated in their entirety as follows: ARTICLE I The name of the Company is “VentureForth Holdings LLC”. ARTICLEII The principal office and mailing address of the Company is 321 Billerica Road, Suite 204, Chelmsford, Massachusetts 01824. ARTICLE III The name and the address of the Company’s registered agent in the District of Columbia are Corporation Service Company, 1090 Vermont Avenue, N.W., Washington D.C. 20005. ARTICLE IV The Company has at least one member, ARTICLE V The effective date of these Amended and Restated Articles of Organization shall be April 18, 2022. ARTICLE VI These Amended and Restated Articles of Organization of the Company supersede and replace any prior Articles of Organization of the Company. ARTICLE VII The Company is one hundred percent (100%) owned and controlled by its sole member, and the name and address of the Company’s sole member is Columbia Care LLC, 321 Billerica Road, Suite 204, Chelmsford, Massachusetts 01824. ARTICLE VIII The name of the Authorized Person responsible for executing these Amended and Restated Articles of Organization is David C. Sirolly. 1

Date: April 18, 2022 VENTUREFORTH HOLDINGS LLC By: Name: David C. Sirolly Title: Authorized Person Signature Page to Amended and Restated Articles of Organization of VentureForth Holdings LLC

District of Columbia Government Department of Consumer and Regulatory Affairs Corporation Division 1100 4th Street, SW Washington, DC 20024 Billing Voucher Charge To: VENTUREFORTH HOLDINGS LLC Office Use Only Fund: Source Code Charge For QTY Price 1 Day Expedite Services 1 $100.00 6040 Merger For-Profit Domestic Backoffice 1 $220.00 3222 Amendment For-Profit Domestic Backoffice 1 $220.00 3222 Date: 4/19/2022 PAY THIS AMOUNT PAYBLE TO THE D.C. TREASURER $540.00 Total Government of the District of Columbia—Office of the Chief Financial Officer Returned Check Fee - $65.00 - DCMR § 1-108 All checks returned are subject to electronic representment along with a $65.00 fee.